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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                         CHASE CREDIT CARD MASTER TRUST
  Series 2001-1, Series 2001-2, Series 2001-3, Series 2001-4 and Series 2000-5
-------------------------------------------------------------------------------
                             (Issuer of Securities)

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                             (Sponsor of the Trust)
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             (Exact name of registrant as specified in its charter)

         United States                333-74303                 22-2382028
----------------------------   -------------------------  ---------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)


White Clay Center Drive, Building 200, Newark, Delaware        19711
--------------------------------------------------------     ------------
  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5000


If this Form relates to the                 If this Form relates to the
registration of a class of debt             registration  of a class debt
securities and is effective upon            securities and is to become
filing pursuant of to General               effective simultaneously with the
Instruction A (c) (1) please check          effectiveness of a concurrent
the following:                              registration statement under the
                                            Securities Act of 1933 pursuant
       -----                                to General Instruction A (c) (2)
                                            please check the following:

                                             /X/
                                            -----


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Securities to be registered to Section 12(b) of the Act:

    Title of each Class                     Name of each Exchange on which
    to be registered                        each Class is to be registered

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------



Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Notes, Series 2001-1
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                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-1
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                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2001-1
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                           (Title of Class)

Class A Floating Rate Asset Backed Notes, Series 2001-2
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                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-2
---------------------------------------------------------------------------
                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2001-2
--------------------------------------------------------------------------
                           (Title of Class)

Class A Floating Rate Asset Backed Notes, Series 2001-3
----------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-3
---------------------------------------------------------------------------
                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2001-3
--------------------------------------------------------------------------
                           (Title of Class)

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Class A Fixed Rate Asset Backed Notes, Series 2001-4
--------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-4
--------------------------------------------------------------------------
                           (Title of Class)


Class A Floating Rate Asset Backed Notes, Series 2001-5
--------------------------------------------------------------------------
                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-5
--------------------------------------------------------------------------
                           (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of each prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectuses are hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




----------------
* Incorporated by reference to the Registrant's Registration Statement


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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 27, 2002

                             Chase Manhattan Bank USA, National Association


                             By:  /s/ Miriam K. Haimes
                             -----------------------------------
                             Name:    Miriam K. Haimes
                             Title:   Senior Vice President